Exhibit 99.1

Shineco, Inc. Announces Investment in the Integrated Financial Services
Platform and Formally Enters into the Blockchain Industry

BEIJING, July 9, 2018 /PRNewswire/ -- Shineco, Inc. (“Shineco” or the “Company”) (NASDAQ: TYHT), a manufacturer and distributor of Chinese herbal medicines, organic agricultural products, specialized textiles, and other health and well-being focused plant-based products in China, announced today its plan for a strategic investment in Hash Bank, an integrated cryptocurrency financial services platform aiming at becoming the first cryptocurrency bank in the world.

The Company has entered into an Equity Investment Letter of Intent (“LOI”) with Hash Bank pursuant to which, Shineco, as an investor in the latest round of investment of RMB 40 million, plans to acquire a 5% ownership stake in Hash Bank for a purchase price of RMB 10 million (approximately US$1.5 million).

Mr. Yuying Zhang, the Chairman and CEO of Shineco, stated that, “The Company has focused on entering the blockchain field since the beginning of this year. This strategic investment in Hash Bank has launched a new journey for the Company’s application of blockchain technology. We hope Shineco will enter the global apocynum industry chain with this cooperation with Hash Bank, integrating resources in its apocynum growing and processing regions, and increasing the intensity of R&D and innovation, gradually introducing blockchain technology into the apocynum industry chain. We expect that Shineco would benefit from reduced costs, improved efficiency, a more optimized collaborative environment, and the creation of a new industry ecosystem.”

Mr. Zhaicai Su, the co-founder of Hash Bank commented, “Hash Bank is an integrated financial services platform offers depositary services to multiple and various cryptocurrency tokens, tokenized bonds, fund wealth management, investment banking services, and other financial services. Hash Bank’s multi-national team is composed of experts with international perspectives and deep financial expertise. We believe that with the development of the cryptocurrency market, digital financial opportunities will increasingly emerge. Through the POS (Proof of Stake) consensus mechanism, we expect to provide financial services for digital assets to promote the establishment and evolution of the global digital financial ecosystem, making the global financial system balanced and safe through blockchain technology. Meanwhile, building a platform for the top global investors, provides Shineco with the perfect services of investment and financing, entrepreneurship and innovation, assisting Shineco with entering the express lane of the blockchain revolution.”

About Shineco, Inc.

Incorporated in August 1997 and headquartered in Beijing, China, Shineco, Inc. (“Shineco” or the “Company”) is a Delaware holding company that uses its subsidiaries’ and variable interest entities’ vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. For more information about the Company, please visit  www.tianyiluobuma.com.

About Hash Bank

Hash Bank is an integrated financial service platform for multi-currency deposits, digital bonds, fund management, investment banking services, and other financial services. Using the technological characteristics of blockchain, e.g. cryptography and multi-node, decentralized storage and digital monetary tokens, motivation models, maps the traditional financial products and service in the field of blockchain, constructs a primary digital financial service platform with “weak center”. Currently, the senior product research and development team of Hash Bank in Silicon Valley has launched product prototype design and platform architecture design, and expects to officially release the 1.0 version of Hash Bank in December 2018.

Forward-Looking Statements

This press release contains information about Shineco’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in Shineco’s registration statement and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com